UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2026

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 6, 2026, Penguin Solutions, Inc. (together with its subsidiaries, the “Company”) issued a press release announcing the appointment of its Senior Vice President and Chief Financial Officer, which includes references to the Company’s results for the fourth quarter and fiscal year ended August 28, 2026 (“fiscal 2026”) and its outlook for the fiscal year ending August 27, 2027 (“fiscal 2027”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company’s financial results for the fourth quarter and full year fiscal 2026 and its outlook for fiscal 2027 are described in a separate press release issued on October 6, 2026, which is furnished as Exhibit 99.1 to a separate Current Report on Form 8-K furnished by the Company on October 6, 2026.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2026, the Company announced that its board of directors (the “Board”) had appointed Stephen Cumming to serve as the Company’s Senior Vice President and Chief Financial Officer (“CFO”), effective immediately. Mr. Cumming will also serve as the Company’s principal financial officer and principal accounting officer, and succeeds Aaron Johnson, who had served as the Company’s interim CFO and principal financial and accounting officer since July 9, 2026. Effective October 6, 2026, Mr. Johnson returned to his role as the Company’s Vice President, Finance and Accounting. No new compensatory arrangements have been entered into with Mr. Johnson in connection with his return to his prior role.

Before joining the Company, Mr. Cumming, age 56, served as Chief Financial Officer of Edgio, Inc., a provider of content delivery network, cybersecurity, and edge computing services, from 2022 to 2025. Prior to Edgio, Mr. Cumming served as Senior Vice President and Chief Financial Officer of Cambium Networks Corporation, a global provider of networking solutions, from 2018 to 2022, during which time he oversaw the company’s initial public offering in 2019. Mr. Cumming has also held senior finance positions at Kenandy, Inc., Atmel Corporation, Fairchild Semiconductor International, Inc., and National Semiconductor Corporation. Mr. Cumming holds a Bachelor of Science in Business from the University of Surrey in the United Kingdom and is a UK Chartered Management Accountant.

In connection with Mr. Cumming’s appointment as the Company’s CFO, the Company entered into an employment offer letter with Mr. Cumming (including a retention bonus agreement attached thereto, the “Offer Letter”) that sets forth his employment terms. The Offer Letter provides that Mr. Cumming will receive an annual base salary of $550,000 and be eligible for an annual performance bonus targeted at 90% of his base salary. The payment of any earned annual bonus will be subject to Mr. Cumming’s continued employment through the bonus payment date and will be prorated for fiscal 2027. Mr. Cumming will also receive a $700,000 retention bonus, payable in two equal installments within 45 days and 85 days following his start date, subject to his continued employment through each payment date. Each installment is subject to prorated repayment if, prior to the first anniversary of its payment date, the Company terminates Mr. Cumming’s employment for “cause” or he resigns without “good reason” (each as defined in the Offer Letter).

The Offer Letter provides for the grant of equity awards to Mr. Cumming under the Company’s Amended and Restated 2021 Inducement Plan, consisting of (i) time-based restricted stock units (“RSUs”) with an aggregate value of $1,750,000 and (ii) performance-based RSUs (“PSUs”) subject to relative total stockholder return (“TSR”) performance goals with an aggregate value of $2,550,000, in each case with the number of units determined based on the trailing average closing price of the Company’s common stock over the 30 trading days ending on and including the trading day preceding the grant date. The RSUs will vest as to 25% on October 20, 2027, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Cumming’s continued service through the applicable vesting date. The PSUs will vest, if at all, at between 0% and 200% of target, subject to the achievement of Company TSR goals relative to the median company in the Russell 2000 Index over a three-year performance period beginning on the grant date, as established by the Board’s Compensation Committee, and Mr. Cumming’s continued service through the achievement certification date.

Pursuant to the Offer Letter, if the Company terminates Mr. Cumming’s employment without “cause” or Mr. Cumming resigns for “good reason” (each as defined in the Offer Letter), then, subject to Mr. Cumming’s execution of a release of claims against the Company, he would receive (i) an amount equal to 100% of his annual base salary in substantially equal installments during the following 12 months, (ii) a prorated portion of his annual bonus for the year of termination based on actual performance through the termination date, and (iii) payment or reimbursement for up to 12 months of healthcare continuation coverage. If his termination without cause or resignation for good reason occurs within two months before or 12 months after a change in control, then, subject to Mr. Cumming’s execution of a release of claims against the Company, Mr. Cumming would, in lieu of the previously-described payments and benefits, receive (i) an amount equal to 150% of his annual base salary plus 150% of his annual bonus paid or payable for the most recently completed fiscal year, paid in substantially equal installments during the following 12 months, (ii) a prorated portion of his annual bonus for the year of termination based on actual performance through the termination date, (iii) payment or reimbursement for up to 18 months of healthcare continuation coverage, and (iv) unless otherwise provided in an applicable award agreement, 100% vesting of all outstanding equity awards.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal 2026.

In connection with his appointment, Mr. Cumming is expected to enter into the Company’s standard form of indemnification and advancement agreement.

There is no arrangement or understanding between Mr. Cumming and any other person pursuant to which he was appointed as CFO. There are no family relationships between Mr. Cumming and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Cumming has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Cumming as CFO is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#*	Form of Indemnification and Advancement Agreement for Directors and Officers

99.1**	Press release titled “Penguin Solutions Appoints Stephen Cumming as Senior Vice President and Chief Financial Officer to Support Accelerated Growth” dated October 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K12B filed June 30, 2025.
**	Furnished herewith.
#	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2026	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer